Exhibit 1.1

20,000,000 Depositary Shares
Each Representing a 1/40th Interest in a Share of
7.75% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A

PacWest BANCORP

UNDERWRITING AGREEMENT

June 1, 2022

PIPER SANDLER & CO.

1251 Avenue of the Americas

New York, New York 10020

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

JANNEY MONTGOMERY SCOTT LLC

1475 Peachtree St NE, Suite 800

Atlanta, Georgia 30309

As representatives of the Underwriters listed in Schedule A hereto

Ladies and Gentlemen:

PacWest Bancorp, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) pursuant to the terms set forth herein (this “Agreement”) an aggregate of 20,000,000 depositary shares (the “Firm Depositary Shares”), each such depositary share representing ownership of a 1/40th interest in a share of the Company’s 7.75% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Preferred Stock”). The Company also granted to the Underwriters an option to purchase up to an additional 3,000,000 depositary shares (the “Option Depositary Shares”). The Firm Depositary Shares and the Option Depositary Shares are hereinafter referred to collectively as the “Depositary Shares.” Piper Sandler & Co. (“PSC”), J.P. Morgan Securities LLC (“JPM”) and Janney Montgomery Scott LLC (“Janney”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Depositary Shares. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

Shares of Preferred Stock will, when issued, be deposited by the Company against delivery of a global depositary receipt (the “Global Registered Receipt”) to be issued by Equiniti Trust Company, as depositary (the “Depositary”) under the Deposit Agreement, to be dated as of the Closing Time (as defined in Section 2(b) hereof), among the Company, the Depositary and the holders from time to time of the Depositary Shares issued thereunder (the “Deposit Agreement”). The Global Registered Receipt will evidence the Depositary Shares, which will be issued in book entry form. The Preferred Stock and the Depositary Shares are herein collectively referred to as the “Securities.”

The Deposit Agreement and this Agreement are hereinafter referred to collectively as the “Operative Documents.” The transactions contemplated under the Operative Documents are hereinafter referred to collectively as the “Transactions.”

The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333- 253712) covering the public offering and sale of certain securities of the Company, including the Securities, under the Securities Act, and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), which automatic shelf registration statement became effective upon filing with the Commission under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendment thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendment thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. From and after the date and time of filing of any registration statement increasing the size of the offering pursuant to Rule 462(b) under the Securities Act Regulations (“Rule 462(b)” and such registration statement, a “Rule 462(b) Registration Statement”), the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) of the Securities Act Regulations (“Rule 424 (b)”). The final prospectus supplement and the base prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:15 p.m., New York City time, on June 1, 2022, or such other time as agreed by the Company and the Representatives.

“Pricing Disclosure Package” means each Issuer General Use Free Writing Prospectus and the most recent preliminary prospectus furnished to the Underwriters for general distribution to investors prior to the Applicable Time, and the pricing information conveyed orally to investors, and as set forth on Schedule B hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

Section 1.           Representations and Warranties.

(a)               Representations and Warranties by the Company. The Company hereby represents, warrants and covenants to the Underwriters, as of the date hereof, the Applicable Time, the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i)               Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, as well as at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of paragraph (c) of Rule 163 of the Securities Act Regulations (“Rule 163”)) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and became effective on March 1, 2021. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations (“Rule 401(g)(2)”) objecting to the Company’s use of the automatic shelf registration form. The Company meets the requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(ii)              Accurate Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Pricing Disclosure Package did not, and at the Closing Time, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date, did not, and at the Closing Time, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in, or omissions from, the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Pricing Disclosure Package, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein, it being understood and agreed that such information consists only of the information in the first, second and third sentences of the first paragraph under the subheading Commissions and Discounts, in the first, second and fourth sentence of the first paragraph under the subheading “Price Stabilization, Short Positions,” the second sentence of the third paragraph under the subheading “Price Stabilization, Short Positions,” the second through fifth sentences in the paragraph under the subheading “Conflicts of Interest,” and the second paragraph under the subheading “Other Relationships,” in each case under the heading “Underwriting,” and in each case, contained in the Registration Statement, any Rule 462(b) Registration Statement, the preliminary prospectus contained in the Pricing Disclosure Package and the Prospectus (collectively, the “Underwriter Information”). There are no contracts or other documents required to be described in the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(iii)               Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) of the Securities Act Regulations, the Company was not, is not and will not be (as applicable) an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 of the Securities Act Regulations. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the Issuer General Use Free Writing Prospectus, if any, identified in Schedule B, and electronic road shows, if any, furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the Underwriters’ prior written consent, prepare, use or refer to, any free writing prospectus. Each “road show” (as defined in Rule 433) relating to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405), when considered together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)               Distribution of Offering Material by the Company. Prior to the completion of the Underwriters’ distribution of the Securities, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Pricing Disclosure Package, the Prospectus or any free writing prospectus reviewed, consented to by the Underwriters and identified in Schedule B hereto.

(v)              The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and when duly executed by the Underwriters, will constitute the valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of corporations or commercial banks, including laws relating to conservatorship and receivership of insured depository institutions, and to general equity principles, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in this Agreement, may be limited by federal or state securities law or the public policy underlying such laws.

(vi)               Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized according to the following terms:

(A)             The Preferred Stock has been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement and paid for in accordance with the Operative Documents, will be validly issued, fully paid and nonassessable, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and will not have been issued in violation of or subject to any preemptive or similar right;

(B)              The Depositary Shares have been duly authorized and, when issued and delivered against payment therefor in book entry form in accordance with the Operative Documents, and upon deposit of the Preferred Stock in accordance with the Deposit Agreement, will be validly issued and will entitle the holders of the Depositary Shares to the rights specified in the Deposit Agreement;

(C)              Prior to the Closing Time, the certificate of designation for the Preferred Stock (the “Certificate of Designation”) will have been duly filed with the Secretary of State of the State of Delaware. The Preferred Stock shall comply in all material respects with the requirements of the Delaware General Corporation Law, the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), as supplemented by the Certificate of Designation, and the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaws”); and

(D)             The Securities conform to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same.

(vii)              Authorization and Description of Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and, at the Closing Time, assuming the Deposit Agreement is the valid and legally binding obligation of the Depositary, will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (3) limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy (collectively, the “Enforceability Exceptions”). The Deposit Agreement conforms in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The deposit of the Preferred Stock in respect of the Depositary Shares by the Company in accordance with the Deposit Agreement has been duly authorized and, assuming the Deposit Agreement constitutes the valid and legally binding obligation of the Depositary, upon due issuance by the Depositary of the Depositary Shares in book entry form against the deposit of Preferred Stock in accordance with the provisions of the Deposit Agreement and payment therefor in accordance with this Agreement, the Depositary Shares will be duly and validly issued and will entitle the persons in whose names the Depositary Shares are registered to the rights specified in the Deposit Agreement, subject to the Enforceability Exceptions.

(viii)               No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(ix)               No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, (A) in the condition, financial or otherwise, or in the earnings, business, properties, shareholders’ equity, consolidated results of operations, or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, or (B) in the ability of the Company to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (each of (A) and (B) being referred to herein as a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, or has entered into any material transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company (other than regular quarterly cash dividends consistent with past practice) and no repurchases or redemptions by the Company or any of its subsidiaries, except for (A) dividends paid to the Company or its subsidiaries by any of the Company’s subsidiaries on any class of capital stock, (B) any repurchases made pursuant to the Company’s stock repurchase program and (C) shares withheld by the Company from vested restricted stock awards for tax purposes.

(x)              Independent Accountant of the Company. KPMG LLP (the “Accountant”), which has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, and the rules of the Public Company Accounting Oversight Board (the “PCAOB”). With respect to the Company, the Accountant is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act and the related rules and regulations of the Commission. With respect to the Company, the Accountant is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act and the related rules and regulations of the Commission.

(xi)               Financial Statements of the Company. The financial statements, together with the supporting schedules, if any, of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in shareholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The pro forma financial statements and related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The financial data set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Capitalization” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, any preliminary prospectus, the Prospectus and any free writing prospectus that constitute non-GAAP financial measures (as defined by the Securities Act Regulations and the Exchange Act Regulations) comply, in all material respects, with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(xii)              No Undisclosed Off-Balance Sheet Arrangements. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, which have a material current, or may have a material future, effect on the Company’s financial condition, results of operations, liquidity, capital expenditures or capital position or resources.

(xiii)               Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), that has been designed by, or under the supervision of, its principal executive and financial officer, to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xiv)               Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. The Company’s internal control over financial reporting is effective. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the internal control over financial reporting (whether or not remediated) of the Company or any of its subsidiaries of which the Company or the Company’s Board of Directors is aware, (B) no fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company or any of its subsidiaries, (C) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting, (D) no significant deficiencies in the design or operation of internal controls that could materially adversely affect the ability of the Company or any significant subsidiary to record, process, summarize and report financial data, and (E) no material violation of or failure to comply in all material respects with United States federal securities laws.

(xv)              Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has been duly registered as, and meets in all material respects the applicable requirements for qualification as, a bank holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Operative Documents. The activities of the Company are permitted of a bank holding company under applicable law and the rules and regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve”) set forth in Title 12 of the Code of Federal Regulations. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xvi)               Subsidiaries. Each of the Company’s “significant subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under this Securities Act), including Pacific Western Bank (the “Bank”), a bank chartered under the laws of the State of California, has been duly chartered, incorporated or organized, as the case may be, and is validly existing as a corporation, partnership, limited liability company, statutory trust or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation, formation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The charter of the Bank is in full force and effect. Each of the Company’s significant subsidiaries is duly qualified as a foreign corporation, partnership, limited liability company, statutory trust or other entity, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s significant subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, more than five percent (5%) of any class of equity securities or similar interests in any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (other than any corporations, associations or other entities that, in the aggregate, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X).

(xvii)              Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company as of March 31, 2022 is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to this Agreement or employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Pricing Disclosure Package and the Prospectus). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws.

(xviii)               Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its significant subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its significant subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company’s execution, delivery and performance of each of the Operative Documents and the consummation of the Transactions and the issuance and sale of the Securities (including the use of proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any significant subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its significant subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its significant subsidiaries, except in the case of clauses (ii) and (iii) such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of each of the Operative Documents and consummation of the Transactions contemplated hereby and by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except such as have been obtained or made by the Company, or received from any Regulatory Agency (as defined below), and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or FINRA. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its significant subsidiaries.

(xix)               No Restrictions on Subsidiaries. Except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xx)              No Acquisitions, Dispositions, or Transfers. Neither the Company nor any of its subsidiaries is a party to an agreement (whether or not fully binding) obligating the Company or such subsidiary to an acquisition, disposition, or other business combination, or a transfer or sale of the assets (as a going concern) or capital stock of the Company or any such subsidiary, which transaction would be material to the Company and its subsidiaries taken as a whole.

(xxi)               Compliance with Laws. The Company and its subsidiaries, including the Bank, have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxii)              Summaries of Legal Matters. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Description of the Series A Preferred Stock” and “Description of the Depositary Shares” insofar as they purport to describe the provisions of the laws and regulations or documents referred to therein, are accurate, complete and fair in all material respects.

(xxiii)               No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the Transactions, or the performance by the Company of its obligations under the Operative Documents; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not be reasonably expected to have a Material Adverse Effect. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent.

(xxiv)               Absence of Enforcement Actions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, neither the Company, the Bank nor any of their respective significant subsidiaries is subject or is party to, or has received any written notice that any of them may become subject or party to any suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised in writing by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement, or that any such Regulatory Agreement is pending or threatened. As used herein, the term “Regulatory Agency” means any governmental entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state securities or banking authorities or agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(xxv)              Intellectual Property Rights. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiaries own or possess or have obtained valid and enforceable licenses for all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement, the Pricing Disclosure Package or the Prospectus as being owned or licensed by any of them or which is necessary for the conduct of, or material to, any of their respective businesses as currently being conducted (collectively, the “Intellectual Property”). The Company is unaware of any material claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property; neither the Company nor any of its subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any subsidiary has received notice of a claim by a third party to the contrary, in each case that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(xxvi)               Necessary Permits. The Company and its subsidiaries possess such valid and current permits, franchises, approvals, certificates, orders, qualifications, designations, filings, licenses, registrations, memberships, consents and other authorizations required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus (collectively, “Permits”), except for such Permits whose failure to obtain would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits (except for such violations or defaults that would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect) or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permits that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect; all such filings were in material compliance with applicable laws when filed; and no material deficiencies have been asserted by any Regulatory Agency with respect to any such filings or submissions, except for any failure to comply or deficiency that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(xxvii)              Title to Properties. The Company and its significant subsidiaries have good and marketable title in fee simple to all of the real property and good title to all personal property and other assets reflected as owned in the financial statements referred to in Section 1(a)(x) above (or elsewhere in the Registration Statement, the Pricing Disclosure Package or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects except (i) for any properties or assets the absence of good and marketable title to which would not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The real property, improvements, equipment and personal property held under lease by the Company or any of its significant subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such significant subsidiary.

(xxviii)               Tax Law Compliance. The Company and its subsidiaries have filed all federal, state and foreign income and franchise tax returns, information returns, and similar reports that are required to be filed or have properly requested extensions thereof (except in any case in which the failure so to file would not be reasonably expected, individually or in the aggregate, to cause a Material Adverse Effect), and all such returns and reports are true, correct, and complete in all material respects. The Company and its subsidiaries have paid in full all taxes required to be paid by any of them and, if due and payable, any assessment, fine or penalty with respect to taxes levied against any of them except as may be being contested in good faith and by appropriate proceedings or would not be reasonably expected, individually or in the aggregate, to cause a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(x) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined, except in any case in which the failure so to file would not be reasonably expected, individually or in the aggregate, to cause a Material Adverse Effect.

(xxix)               Insurance. Each of the Company and its significant subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it or any of its significant subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted. Neither the Company nor any of its significant subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxx)              Compliance with Environmental Laws. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxi)               ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and the Code (as defined below). “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates for which the Company would have any liability that would reasonably be expected to have a Material Adverse Effect. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, in each case except as would not be reasonably expected to have a Material Adverse Effect. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates for which the Company could have any liability that would reasonably be expected to have a Material Adverse Effect that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxxii)              Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxiii)               No Price Stabilization or Manipulation. Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken or will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Securities, whether to facilitate the sale or resale of the Securities or otherwise, or any action which would directly or indirectly violate Regulation M under the Exchange Act.

(xxxiv)               Lending Relationship. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxv)              Related-Person Transactions. There are no business relationships or related-person transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that have not been described as required.

(xxxvi)               Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors and officers are and, since January 1, 2019 have been, in compliance with the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder in all material respects, in each case to the extent applicable.

(xxxvii)              Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxviii)               No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(xxxix)                  Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director or officer, employee, agent, affiliate (as such term is defined in Rule 501(b) of the Securities Act) or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries, (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, compliance with all applicable anti-bribery and anti-corruption laws.

(xl)                     Money Laundering Laws. The operations of the Company and its subsidiaries and, to the knowledge of the Company, their respective affiliates, are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act of 1970 (“Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and, to the knowledge of the Company, their respective affiliates, have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such Money Laundering Laws.

(xli)              OFAC. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any directors or officers, employees, agents, or affiliates (as such term is defined in Rule 501(b) of the Securities Act) or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”), or other applicable sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of, or business with, any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of, or business in, any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person who, at the time of the dealing or transaction, and to the knowledge of the Company, is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xlii)         Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(xliii)              Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(xliv)              Bank Regulatory Matters. The Company and, including the Bank, each subsidiary has been and is in compliance with all applicable laws, rules and regulations of (including, without limitation, all applicable regulations and orders of, or agreements with), the Federal Reserve, the Federal Deposit Insurance Corporation (“FDIC”), the California Department of Financial Protection and Innovation (“CDFPI”), and any other federal or state bank regulatory authority with jurisdiction over the Company or the Bank (collectively, the “Bank Regulatory Authorities”), except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and the Bank have no knowledge of any facts and circumstances, and have no reason to believe that any facts or circumstances exist, that would cause the Bank to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the USA PATRIOT Act or any order issued with respect to the Money Laundering Laws. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor the Bank is currently a party or subject to any formal or informal agreement, memorandum of understanding, consent decree, directive, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement as described under 12 U.S.C. 1818(u) with, or order issued by, or has adopted any currently effective board resolutions at the request of, the Federal Reserve, the FDIC, the CDFPI or any other applicable federal or state bank regulatory authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions or that imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks. There is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any examination of the Company or the Bank which might reasonably be expected to result in a Material Adverse Effect.

(xlv)               Community Reinvestment Act. The Company and the Bank have no knowledge of any facts and circumstances, and have no reason to believe that any facts or circumstances exist, that would cause the Bank to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory.”

(xlvi)              Deposit Insurance. The deposit accounts of the Bank are insured by the FDIC up to the legal maximum amounts, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xlvii)               IT Systems. (i) The Company is not aware of any security breach or other compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and internal policies relating to the privacy and security of IT Systems and Data and to the reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where the failure to be in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xlviii)              Absence of Further Requirements. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of each of the Operative Documents and consummation of the Transactions contemplated thereunder and by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for (A) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware prior to the Closing Time, (B) a Form 8-A registering the Depositary Shares, or (C) such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the rules of The Nasdaq Stock Market, LLC (“Nasdaq”), the securities laws of any state or non-U.S. jurisdiction or the rules of FINRA.

(xlix)              Incorporation and Good Standing of the Bank. The Bank has been duly organized and is validly existing as a California-state chartered commercial bank regulated by the CDFPI and the FDIC, holds the requisite authority to do business as a state-chartered bank with banking powers under the laws of the State of California, is in good standing under the laws of the State of California and its charter is in full force and effect; the activities of the Bank are permitted under the laws and regulations of the State of California; the Bank has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued and is fully paid and non-assessable; and 100% of the capital stock of the Bank is owned directly by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity; and will not have been issued in violation of or subject to any preemptive or similar right. There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of the Bank. The Bank is the only depository institution subsidiary of the Company, and the Bank is a member in good standing of the Federal Home Loan Bank System. As of March 31, 2022, the Bank met or exceeded the standards necessary to be considered “well capitalized” (as that term is defined at 12 C.F.R. Section 6.4(b)(1)) and neither the Company nor the Bank has been informed by any Bank Regulatory Authority that its status as “well-capitalized” will change within one year.

(l)               Bank not an “Investment Company.” The Bank is not, and will not be after consummation of the Transactions, required to register as an “investment company” under the Investment Company Act.

(li)             Compliance with Privacy Laws. The Bank (i) complies in all material respects with the Privacy Statements (as defined below) that apply to any given set of personal information collected by the Bank from Individuals (as defined below), (ii) complies in all material respects with all applicable federal, state, local and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information, and (iii) takes reasonable measures as are customary in the business in which the Bank and its subsidiaries are engaged to protect and maintain the confidential nature of the personal information provided to the Bank by Individuals in accordance with the terms of the applicable Privacy Statements. To the Company’s knowledge, no material claim or controversy has arisen or been threatened regarding the Privacy Statements or the implementation thereof. As used herein, “Privacy Statements” means, collectively, any and all of the Bank’s privacy statements and policies published on websites or products or otherwise made available by the Bank regarding the collection, retention, use and distribution of the personal information of an individual, including, without limitation, from visitors or users of any websites or products of the Bank (“Individuals”).

(lii)             Nasdaq Compliance. The Company is in compliance in all material respects with the requirements of Nasdaq for continued listing of the Company’s common stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Company’s common stock under the Exchange Act or the listing of the Company’s common stock on Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules or regulations of Nasdaq.

(liii)            Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(liv)           Margin Regulations. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.

(lv)             Derivative Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than options issued under the Company’s shareholder-approved benefit plans) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)               Representations and Warranties by the Bank. The Bank hereby represents, warrants and covenants to the Underwriters, as of the date hereof, the Applicable Time, the Closing Time, and agrees with each Underwriter, as follows:

(i)               The Bank has been duly chartered and is validly existing as a California state-chartered bank in good standing under the laws of the State of California, and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so be qualified or be in good standing would not reasonably be expected to result in a Material Adverse Effect;

(ii)              The Bank is not (A) in violation of its charter, articles or certificate of incorporation, bylaws or other organizational or governing documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank is a party or by which it is bound or to which any of the property or assets of the Bank is subject (collectively, the “Bank Instruments”) or (C) in violation of any statute, law, rule, regulation, order, decree of any court or governmental agency or body having jurisdiction over the Bank, except, solely in the case of clauses (B) and (C), for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and

(iii)             The execution, delivery and performance of this Agreement by the Bank, compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not contravene, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Bank Instrument (except for such conflicts, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor does or will any such action contravene, conflict with or result in a breach or violation of any of the terms or provisions of the articles of incorporation or association or bylaws of the Bank or any statute, order, law, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Bank or any of its properties, except for such conflicts, breaches or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)               Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Each of the Company and the Bank has a reasonable basis for making each of the representations set forth in Section 1(a) and 1(b), as applicable. Each of the Company and the Bank acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.           Sale and Delivery to Underwriters: Closing.

(a)               Firm Depositary Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Firm Depositary Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Depositary Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 12 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)               Option Depositary Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,000,000 Option Depositary Shares at the price per share set forth in Schedule A. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time within such period from time to time upon notice by the Representatives to the Company setting forth the number of Option Depositary Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Depositary Shares. Any such time and date of delivery (each, a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than 10 full business days after the exercise of said option, nor in any event prior to the Closing Time (as defined below). If the option is exercised as to all or any portion of the Option Depositary Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Depositary Shares then being purchased which the number of Firm Depositary Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Depositary Shares, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)               Payment. Payment of the purchase price for, and delivery of the Firm Depositary Shares shall be made at the offices of Latham & Watkins LLP, 10250 Constellation Blvd, Los Angeles, California 90067, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (New York City time) on June 6, 2022 (unless postponed in accordance with the provisions of Section 12), or such other time not later than 10 business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Depositary Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Depositary Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

The Company will deliver the Depositary Shares to the Representatives, against payment by the Representatives of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company, by causing the Depositary to register the Depositary Shares in global book entry form in the name of Cede & Co., or such other nominee as The Depository Trust Company (“DTC”) may designate, and shall cause DTC to credit the Depositary Shares to the accounts of the Representatives at DTC. The Depositary Shares shall be registered in such names and such denominations as the Representatives shall request in writing not later than 1:00 p.m., New York City time on the business day prior to the Closing Time or any Date of Delivery, as the case may be.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, if any, which it has agreed to purchase. PSC, JPM, and Janney, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

Section 3.           Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)               Compliance with Commission Requests. Until the last Date of Delivery, the Company, subject to Section 3(b) hereof will comply with the requirements of Rule 430A of the Securities Act Regulations and Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the Pricing Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by Section 3 hereof, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Pricing Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Until the last Date of Delivery, the Company will use its reasonable best efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. If, before all the Securities have been sold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Underwriters, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities in such form as is reasonably satisfactory to the Underwriters, (C) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Underwriters of such effectiveness. The Company will take all other action appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(b)               Payment of Filing Fees. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)). If the Company elects to rely upon Rule 462(b), the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Securities Act.

(c)               Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required by the Securities Act (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) to be delivered in connection with sales of the Securities ending no later than nine months from the date hereof (the “Delivery Period”) any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations, the Company will promptly (A) give the Representatives written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement, provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object.

(d)               Filing or Use of Amendments or Supplements. During the Delivery Period, the Company (A) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement (including any Rule 462(b) Registration Statement), a copy of each such amendment or supplement, and (B) will not amend or supplement the Registration Statement without the Representatives’ prior written consent. Prior to amending or supplementing any preliminary prospectus, the Pricing Prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent.

(e)               Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed, any Rule 462(b) Registration Statement and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many written or electronic copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)               Blue Sky Qualifications. The Company will take such actions as the Representatives reasonably request to qualify the Securities for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Representatives may designate and to maintain such qualifications in effect during the Delivery Period; provided, that the Company shall not be obligated to file or take any action that would constitute a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)               Earnings Statements. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Securities Act), an earnings statement (satisfying the provisions of Section 11(a) of the Securities Act and the Securities Act Regulations (including Rule 158).

(i)                Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the preliminary prospectus contained in the Pricing Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)                Deposit Agreement. The Deposit Agreement shall have been executed and delivered by each party thereto and an executed copy thereof shall have been provided to the Representatives.

(k)                Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Securities on Nasdaq and will file with Nasdaq all documents and notices required by Nasdaq.

(l)                Filing of Certificate of Designation. The Company will use its reasonable best efforts to file, prior to the Closing Time, the Certificate of Designation with the Secretary of State of the State of Delaware.

(m)              Restriction on Sale of Securities. During a period of 30 days from the date of this Agreement, the Company will not, without the prior written consent of the Representatives, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act Regulations, or otherwise dispose of or transfer the Securities or any Securities that are substantially similar to the Securities, or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities or such other securities, whether any such swap, hedge or transaction described in clause (i) or (ii) above is to be settled by delivery of any shares of Company common stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

(n)               Reporting Requirements. The Company, during the Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by, and each such document will meet the requirements of, the Exchange Act and the Exchange Act Regulations.

(o)               Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that the Representatives will be deemed to have consented to any Issuer General Use Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus during the Delivery Period there occurred or occurs an event or condition as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to correct such untrue statement or omission.

(p)               Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing and (ii) use its reasonable best efforts to promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form and substance satisfactory to the Underwriters. If, at the Renewal Deadline, the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Securities, in a form and substance satisfactory to the Underwriters, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Representatives in writing of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or post-effective amendment, as the case may be.

(q)               DTC. The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of DTC.

(r)                Investment Company Act. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as could require the Company or any of the subsidiaries to register as an investment company under the Investment Company Act.

(s)                Margin Regulations. The Company shall not invest or otherwise use the proceeds received by the Company from the issuance, sale and delivery of the Securities in such a manner as could result in a violation of Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.

(t)                 Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Securities or any reference security with respect to the Securities, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(u)               Transfer Agent. The Company shall maintain a registrar and transfer agent for the Securities.

(v)               Sarbanes-Oxley Act. The Company and its subsidiaries will comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

(w)             Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, issue or similar tax, including any interest and penalties, on the creation, issue and sale of the Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(x)               Trademarks. Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(y)               NRSRO Rating. The Company will use commercially reasonable efforts to maintain a rating by a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the 1934 Act (“NRSRO”) while any Securities remain outstanding.

Section 4.           Payment of Expenses.

(a)               Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the Underwriters of the Blue Sky Survey and any supplement thereto, and the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of DTC, (vi) the fees and expenses of the Depositary and any paying agent (including related fees and expenses of any counsel to such parties), (vii) all expenses incident to the preparation and filing of the Certificate of Designation with the Secretary of State of the State of Delaware (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Securities up to an amount not to exceed $35,000, (x) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq, (xi) the document production charges and expenses associated with printing this Agreement, (xii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii) and Section 1(a)(xvii), (xiii) the marketing, syndication and travel expenses and any expenses related to an investor presentation and/or roadshow that are reasonably incurred by the Underwriters, and (xiv) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 4(a). Except as provided in this Section 4 and Section 7, the Underwriters shall pay their own costs and expenses.

(b)               Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6 or Section 11(a) hereof, the Company shall reimburse the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all of their accountable expenses that shall have been actually incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including the reasonable fees and disbursements of counsel for the Underwriters. The Company shall then be under no further liability to the Underwriters except as provided in Section 7 and 8 hereof.

Section 5.           Use of Free Writing Prospectuses by Underwriters. Each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

Section 6.           Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)               Effectiveness of Registration Statement, etc. The Registration Statement was filed by the Company with the Commission and became effective upon filing in accordance with Rule 462(e) not earlier than three years prior to the date hereof. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus shall have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the Securities Act Regulations. If the Company has elected to rely on Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)               Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Dorsey & Whitney LLP, counsel for the Company, in form and substance satisfactory to the Representatives and substantially in the form of Exhibit A-1 hereto, together with signed or reproduced copies of such letters for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives.

(c)               Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d)               Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in Section 6(a) hereof have been satisfied.

(e)               Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from the Accountant, with respect to the Company, a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are a registered public accounting firm and independent registered public accountants as required by the Securities Act and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(f)                Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from the Accountant a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)               DTC. At the Closing Time, the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

(h)               Beneficial Ownership Certificate. On or before the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network from the Company in form and substance satisfactory to the Representatives.

(i)                 Other Documents. The Underwriters shall have received such other documents as they may reasonably request with respect to other matters related to the sale of the Securities.

(j)                 No Objection. FINRA shall have not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k)               No Important Changes. Since the execution of this Agreement, (i) in the judgment of the Representatives, since the respective date hereof or the respective dates of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there shall not have occurred any Material Adverse Effect; and (ii) there shall not have been any decrease in or withdrawal of the rating of the Securities or any other debt securities or preferred securities of the Company or any of its subsidiaries by any NRSRO or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)                 Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(m)             No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 11(a).

(n)               No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Time, prevent the issuance or sale of the Firm Depositary Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time, prevent the issuance or sale of the Firm Depositary Shares by the Company.

(o)               Good Standing. The Representatives shall have received on and as of the Closing Time satisfactory evidence of the good standing of the Company and the Bank in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(p)               Deposit Agreement. The Deposit Agreement shall have been executed and delivered by each party thereto and an executed copy thereof shall have been provided to the Representatives.

(q)               Listing. The Company shall have used its reasonable best efforts to effect the listing of the Securities on the Nasdaq.

(r)                Filing of Certificate of Designation. Prior to the Closing Time, the Certificate of Designation for the Preferred Stock shall have been duly filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

(s)                Conditions to Purchase of Option Depositary Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Depositary Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, the conditions set forth in Section 6(i), (j) and (k) and Section 6(s)(vi) and (vii) hereof shall be satisfied at each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received the items set forth in (i) through (v) below:

(i)               Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

(ii)              Opinion of Counsel for Company. The favorable opinion of Dorsey & Whitney LLP, counsel for the Company, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Depositary Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b)(i) hereof.

(iii)               Opinion of Counsel for Underwriters. The favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Depositary Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(iv)               Bring-down Comfort Letter. A letter from the Accountant, with respect to the Company, in form and substance satisfactory to the Representatives, each dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(e)(i) hereof, except that the “specified date” in each letter furnished pursuant to this paragraph shall be a date not more than two business days prior to such Date of Delivery.

(v)              Good Standing. The Representatives shall have received on and as of the Date of Delivery satisfactory evidence of the good standing of the Company and the Bank in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(vi)               No Termination Event. There shall not have occurred prior to the Date of Delivery any of the events, circumstances or occurrences set forth in Section 11(a).

(vii)              No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Date of Delivery, prevent the issuance or sale of the Option Depositary Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Date of Delivery, prevent the issuance or sale of the Option Depositary Shares by the Company.

(t)                 Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be in form and substance satisfactory to the Representatives and counsel for the Underwriters.

(u)               If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Depositary Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Depositary Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Section 6, Section 7, Section 8, Section 9, Section 13, Section 14, Section 15, Section 16, Section 17 and Section 18 shall survive any such termination and remain in full force and effect.

Section 7.           Indemnification.

(a)               Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the Securities Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)               against any and all loss, liability, claim, damage and expense, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any “road show”, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, any “road show”, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)              against any and all loss, liability, claim, damage and expense, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Company;

(iii)               against any and all expense, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)               Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) hereof, as incurred, but only with respect to, arising out of or based on untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters, such information consisting solely of the Underwriter Information; and will reimburse the Company any and all amounts paid in settlement of any claim or litigation.

(c)               Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)               Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 8.           Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Firm Depositary Shares set forth opposite their respective names in Schedule A hereto and not joint.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 9.           Representations, Warranties and Agreements to Survive. The indemnity and contribution provisions contained in Section 7 and Section 8, and all representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, officers, directors and or selling agents, any person controlling any Underwriter or the Company’s officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

Section 10.       Qualified Financial Contract Stay Requirements.

(a)               Recognition of U.S. Special Resolution Regimes.

(i)               In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)              In the event that any party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 10(a) apply notwithstanding Section 10(b) hereof.

(b)               Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(i)               Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 10(a) hereof, no party to this Agreement shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to Insolvency Proceedings, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(ii)              After a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

(c)               Definitions. For purposes of this Section 10 the following definitions will apply:

(i)               “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party;

(ii)              “Covered Entity” means any of the following:

(A)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)              a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)              a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii)               “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable;

(iv)               “Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding; and

(v)              “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 11.       Termination of Agreement.

(a)               Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, in the reasonable judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or Nasdaq, (iv) if trading generally on the Nasdaq or another national exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental agency or body, (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, (vi) if a general moratorium on commercial banking activities has been declared by either federal, New York or State of Delaware authorities or if there is a material disruption in commercial banking or securities settlement or clearance services in the United States, or (vii) if there has occurred a downgrading in or withdrawal of the rating assigned to the Securities or any other debt securities or preferred securities of the Company by any NRSRO, or such organization has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other securities of the Company.

(b)               Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Section 6, Section 7, Section 8, Section 9, Section 15, Section 16, Section 17 and Section 18 shall survive such termination and remain in full force and effect.

Section 12.       Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then:

(i)               if the number of Defaulted Shares does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)              if the number of Defaulted Shares exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Depositary Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Depositary Shares, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12.

Section 13.       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at PSC at 1251 Avenue of the Americas, New York, New York 10020, attention of Chief Counsel, FSG; JPM at 383 Madison Ave., New York, NY 10179, attention of Investment Grade Syndicate Desk, Telephone: (212) 834-4533, Facsimile: (212) 834-6081; Janney at 1475 Peachtree St NE, Suite 800, Atlanta, GA 30309, attention of Greg Gersack, Telephone: (404) 601-7200; with a copy to Latham & Watkins LLP, 10250 Constellation Blvd, Los Angeles, California 90067, attention of Steven Stokdyk. Notices to the Company shall be directed to it at 9701 Wilshire Blvd., Suite 700, Beverly Hills, CA 90212, Facsimile: (714) 989-4115, attention of Bart R. Olson, with a copy to Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota 55402, Facsimile: (612) 677-3694, attention of Cam C. Hoang.

Section 14.       No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company in connection with the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) or any other obligation to the Company in connection with the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, financial, regulatory or tax advice in connection with the offering of the Securities and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 15.       Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the indemnified parties referred to in Section 7 and Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Depositary Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 16.       Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 17.       GOVERNING LAW. THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREUNDER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

Section 18.       Consent to Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 19.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 20.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes.

Section 21.       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 22.       Entire Agreement: Amendments. This Agreement constitutes the entire Agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party that the condition is meant to benefit.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

PACWEST BANCORP

/s/ Bart R. Olson
Name:	Bart R. Olson
Title:	Executive Vice President, Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

PIPER SANDLER & CO.

By:	/s/ Jennifer Docherty
Name: Jennifer Docherty
Title: Managing Director

For itself and as Representative of the other Underwriters name in Schedule A hereto.

CONFIRMED AND ACCEPTED,
as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

For itself and as Representative of the other Underwriters name in Schedule A hereto.

CONFIRMED AND ACCEPTED,
as of the date first above written:

JANNEY MONTGOMERY SCOTT LLC

By:	/s/ Gregory R. Gersack
Name: Gregory R. Gersack
Title: Head of Equity Capital Markets Head of Midwest & West Coast Depositories

For itself and as Representative of the other Underwriters name in Schedule A hereto.

Schedule A

The public offering price per Depositary Share shall be $25.

The purchase price per share for the Depositary Shares sold to retail investors to be paid by the several Underwriters shall be $24.2125, being an amount equal to the public offering price set forth above less $0.7875 per share. The purchase price per share for the Depositary Shares sold to institutional investors to be paid by the several Underwriters shall be $24.375, being an amount equal to the public offering price set forth above less $0.625 per share.

Name of Underwriter	Number of Firm Depositary Shares
Piper Sandler & Co.	8,600,000
J.P. Morgan Securities LLC.	5,200,000
Janney Montgomery Scott LLC	2,400,000
Credit Suisse Securities (USA) LLC	2,400,000
D.A. Davidson & Co.	500,000
Stephens Inc.	500,000
Academy Securities, Inc.	200,000
Roberts & Ryan Investments, Inc.	200,000
Total	20,000,000

Schedule B

Issuer Free Writing Prospectuses

Term sheet, dated June 1, 2022, and filed by the Company with the Commission.

EXHIBIT A-1

Opinion of Counsel for Company

[●], 2022

Piper Sandler & Co.

1251 Avenue of the Americas

New York, New York 10020

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Janney Montgomery Scott LLC

1475 Peachtree St. NE, Suite 800

Atlanta, Georgia 30309

as Representatives of the several Underwriters

named in Schedule A to the Underwriting Agreement

Re:	PacWest Bancorp
23,000,000 Depositary Shares, each representing ownership of a 1/40th interest in a share of the Company’s 7.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value

Ladies and Gentlemen:

We have acted as counsel to PacWest Bancorp, a Delaware corporation (the “Company”), and Pacific Western Bank, a California licensed bank (the “Bank”), in connection with the offer and sale by the Company of up to 23,000,000 of the Company’s depositary shares, including 3,000,000 depositary shares sold upon the exercise in full by the Underwriters of their over-allotment option (collectively, the “Depositary Shares”), each representing ownership of a 1/40th interest in a share of the Company’s 7.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value (the “Preferred Stock” and, together with the Depositary Shares, the “Securities”), pursuant to the Underwriting Agreement, dated June 1, 2022 (the “Underwriting Agreement”), among the Company and Piper Sandler & Co., J.P. Morgan Securities LLC, and Janney Montgomery Scott LLC (collectively, the “Representatives”), acting individually and as representatives of the several Underwriters named in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”). This opinion letter is being provided to the Representatives at the request of the Company pursuant to Section[s] 6(b) and 6(s)(ii) of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion letter.

In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. In rendering our opinions set forth below, we have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon the representations of the Company contained in the Underwriting Agreement and on certificates or comparable documents of officers and other representatives of the Company and of public officials.

Our opinions expressed below as to certain factual matters are qualified as being limited “to our knowledge” or by other words to the same or similar effect. Such words, as used herein, mean the information known to the attorneys in the Firm who have represented the Company in connection with the issuance and sale of the Securities. In rendering such opinions, we have conducted no review of documents in our files relating to any other matters in which this Firm has represented the Company. No other inference as to our knowledge with respect to such matters should be drawn from the fact of our representation of the Company.

Based on the foregoing, we are of the opinion that:

(i)	The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware, with corporate power to own its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and to execute, deliver and perform its obligations under the Underwriting Agreement and the Deposit Agreement.

(ii)	The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended.

(iii)	The Bank has been duly licensed and is validly existing as a state commercial bank and in good standing under the laws of the States of California, Colorado and North Carolina, with power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(iv)	All of the issued and outstanding capital stock (or other ownership interests) of the Bank has been duly and validly authorized and issued, is fully paid and nonassessable and is owned by the Company.

(v)	The Preferred Stock has been duly authorized and, when the shares of Preferred Stock have been issued and delivered to the Depositary as provided in the Deposit Agreement, and the Depositary Shares have been issued in accordance with the Deposit Agreement and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

(vi)	The Depositary Shares have been duly authorized and, when issued in accordance with the Deposit Agreement and delivered against payment therefor in the form of Depositary Receipts in accordance with the Underwriting Agreement, and upon the deposit of the Preferred Stock in accordance with the Deposit Agreement, will be validly issued and will entitle the holders of the Depositary Shares to the rights specified in the Depositary Receipts and the Deposit Agreement.

(vii)	The Depositary Receipt is in the form contemplated by the Deposit Agreement.

(viii)	The authorized capital stock of the Company is as set forth under the caption “Capitalization” in the Prospectus.

(ix)	Except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no stockholder of the Company, or any other person or entity, has any preemptive right, right of first refusal or other similar right in connection with the issuance of the Securities, which right has not been waived, arising under (a) the Certificate of Incorporation or Bylaws or the General Corporation Law of the State of Delaware or (b) any agreement or instrument included as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(x)	The Underwriting Agreement has been duly authorized by all requisite corporate action, executed and delivered by the Company.

(xi)	The Deposit Agreement has been duly authorized by all requisite corporate action, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(xii)	The execution and delivery of the Underwriting Agreement and the Deposit Agreement and the issuance and sale of the Securities will not violate or conflict with (a) the Certificate of Incorporation or Bylaws, (b) the charter, bylaws or other organizational documents of the Bank or (c) any agreement or instrument to which the Company or the Bank is a party or by which the Company or the Bank is bound and which is included as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (other than any violation of or conflict with any financial tests and covenants set forth therein, as to which we express no opinion).

(xiii)	The execution and delivery of the Underwriting Agreement and the Deposit Agreement the filing of the Certificate of Designation and the issuance and sale of the Securities will not violate any law of the United States, the State of New York or the General Corporation Law of the State of Delaware or any rule or regulation of any governmental authority or regulatory body of the United States or the State of New York or that has been issued pursuant to the General Corporation Law of the State of Delaware.

(xiv)	No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by the Company or the Bank for the execution and delivery of the Underwriting Agreement or the Deposit Agreement, the filing of the Certificate of Designation or the issuance and sale of the Securities, except such as have been obtained or made and such as may be required under the Securities Act, the Exchange Act, the securities laws of any state or non-U.S. jurisdiction or the rules of Nasdaq.

(xv)	The Registration Statement has become effective under the Securities Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued under the Securities Act and, to our knowledge, no proceeding for any of those purposes has been instituted or is pending or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b). Any required filing of an Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act has been made in the manner and within the time period required by such Rule 433.

(xvi)	The statements contained in the Prospectus under the captions “Description of the Series A Preferred Stock” and “Description of the Depositary Shares,” insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly summarize, in all material respects, such legal matters, agreements and documents, subject to the qualifications contained therein.

(xvii)	The statements contained in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize legal matters, fairly summarize, in all material respects, such legal matters, subject to the qualifications contained therein.

(xviii)	The Registration Statement, at the time it became effective on June 1, 2022, the preliminary prospectus included in the Pricing Disclosure Package and the Prospectus, as of their respective dates (other than the financial statements (including the notes thereto) and schedules and other financial, statistical and accounting data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), appeared on their face to be appropriately responsive, in all material respects, with the Securities Act and the rules and regulations thereunder.

(xix)	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the preliminary prospectus included in the Pricing Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

The opinions set forth above are subject to the following qualifications and exceptions:

(A)	Our opinion in paragraph (i) with respect to the valid existence and good standing of the Company is based solely on a certificate of the Delaware Secretary of State.

(B)	Our opinions in paragraphs (ii) and (iii) are based solely on certificates of the Federal Reserve Board, the California Department of Financial Protection and Innovation, the secretaries of state of the states listed in paragraph (iii), and the Delaware Secretary of State.

(C)	Our opinions set forth in paragraphs (vi) and (xi) are subject to:

(i)       the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws);

(ii)       the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law; and

(iii)       limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

(C)       We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any form of liquidated damages, if the payment of such damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered.

(D)       We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

(E)       Our opinions in paragraphs (xiii) and (xiv) are limited to the laws of the United States, the State of California, the State of New York and the General Corporation Law of the State of Delaware in effect on the date hereof and any rule or regulation in effect on the date hereof of any governmental authority or regulatory body of the United States, the State of California, the State of New York or that has been issued pursuant to the General Corporation Law of the State of Delaware (except for securities laws, as to which we express no opinion) that, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Underwriting Agreement and the Deposit Agreement.

(F)       In rendering our opinion in paragraph (xiv) above, we express no opinion with respect to any consent, approval, authorization or order of, or notice to or filing with, any governmental agency or body or any court required generally in connection with the business or operations of the Company.

Our opinions expressed above are limited to the General Corporation Law of the State of Delaware, the laws of the State of California and the State of New York and the federal laws of the United States of America.

This opinion letter is furnished to you solely for your benefit as Underwriters and may only be relied upon by you as Underwriters. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without, in each instance, our prior written consent. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion letter to reflect any facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein, or any future changes in laws.

Very truly yours,